UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

PERRIGO COMPANY PLC

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

+353 1 7094000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On March 30, 2015, Perrigo Company plc (the “Company”), completed its acquisition (the “Acquisition”) of 685,348,257 shares (the “Shares”) of Omega Pharma Invest NV, a limited liability company incorporated under the laws of Belgium (“Omega”), representing 95.77% of the issued and outstanding share capital of Omega, pursuant to the Agreement for the Sale and Purchase of 685,348,257 Shares Of Omega, dated November 6, 2014, (the “Share Purchase Agreement”) with Alychlo NV (“Alychlo”) and Holdco I BE NV (“Holdco” and, together with Alychlo, the “Sellers”), limited liability companies incorporated under the laws of Belgium.

In connection with the Acquisition, the Company assumed all outstanding indebtedness of Omega and its subsidiaries, which included (i) EUR 135,043,889 of 5.1045% senior notes due 2023 (the “2023 Notes”) and USD 20,000,000 (after hedging arrangements, EUR 16,247,000) of 6.19% senior notes due 2016 (the “2016 Notes”), (ii) EUR 300,000,000 of 5.125% retail bonds due 2017, EUR 180,000,000 of 4.500% retail bonds due 2017 and EUR 120,000,000 of 5.000% retail bonds due 2019 (collectively, the “Retail Notes”), (iii) approximately EUR 500,000,000 available under a revolving credit facility and (iv) approximately EUR 50,000,000 available under certain overdraft facilities. On the completion date of the Acquisition, Omega issued a notice of termination of its revolving credit facility and a notice of a change of control offer for the 2016 Notes and the 2023 Notes.

Item 3.02	Unregistered Sales of Equity Securities.

In consideration for the Shares, the Company paid the Sellers EUR 1,845,983,131 in cash, plus EUR 62,479,261 representing interest from September 30, 2014 until the completion date, March 30, 2015 (the “Cash Consideration”) and issued to Alychlo 5,397,711 shares of the Company (the “Non-Cash Consideration” and, together with the Cash Consideration, the “Acquisition Consideration”).

The issuance of 5,397,711 shares of the Company to Alychlo pursuant to the Share Purchase Agreement in connection with the Acquisition described in Item 2.01 above was not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and rules and regulations of the SEC promulgated thereunder.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective upon the consummation of the Acquisition, Mylecke Management, Art & Invest NV, represented by Marc Coucke, age 50, was appointed Executive Vice President and General Manager of the Company’s Omega Pharma business unit. Previously, Mr. Coucke was the founder and Chief Executive Officer of Omega from December 1989 to September 2006 and from March 2008 to March 2015 and the Executive Chairman of Omega from October 2006 to March 2008. Mr. Coucke holds a degree in Pharmacy from University Ghent and an MBA from Vlerick Management School, Ghent.

On November 5, 2014, Omega entered into a Consultancy Agreement (the “Consultancy Agreement”) with Mylecke Management, Art & Invest NV, represented by Marc Coucke. Pursuant to the Consultancy Agreement, Mr. Coucke will, upon

Omega’s request, assist Omega in Belgium as Chief Executive Officer. Omega will pay Mr. Coucke an annual fixed reimbursement of EUR 1,200,000, an annual bonus that will be determined by the board of directors of Omega, and reimbursement for reasonable out-of-pocket expenses incurred in performing the Consultancy Agreement. The Consultancy Agreement has an indefinite term, unless Omega or Mr. Coucke terminates the Consultancy Agreement. Omega may terminate the Consultancy Agreement at any time (i) if Mr. Coucke seriously breaches the terms of the Consultancy Agreement or (ii) if Omega pays Mr. Coucke EUR 1,200,000. Mr. Coucke may terminate the Consultancy Agreement at any time if (i) Omega seriously breaches the terms of the Consultancy Agreement or (ii) Mr. Coucke gives Omega 6 months notice. During the term and for a 12 month tail period, Mr. Coucke is subject to a no-solicit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 4.1	Note Purchase Agreement, between Omega and the Prudential Insurance Company of America, dated May 19, 2011, in connection with the issuance and sale of EUR 135,043,889 aggregate principal amount of Omega’s 5.1045% senior notes due 2023.

Exhibit 4.2	Prospectus, dated November 27, 2012, in connection with the public offering of Omega of EUR 300,000,000 of 5.125% retail bonds due 2017.

Exhibit 4.3	Prospectus, dated April 23, 2012, in connection with the public offering of Omega of EUR 180,000,000 of 4.500% retail bonds due 2017 and EUR 120,000,000 of 5.000% retail bonds due 2019.

Exhibit 10.1	Consultancy Agreement, between Omega and Mylecke Management, Art & Invest NV, represented by Marc Coucke, dated November 5, 2014.

Signature

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY PLC
(Registrant)

	By:	/s/ Judy L. Brown
Dated: April 3, 2015		Judy L. Brown Executive Vice President and Chief Financial Officer, (Principal Accounting and Financial Officer)

Exhibit Index

Exhibit 4.1	Note Purchase Agreement, between Omega and the Prudential Insurance Company of America, dated May 19, 2011, in connection with the issuance and sale of EUR 135,043,889 aggregate principal amount of Omega’s 5.1045% senior notes due 2023.

Exhibit 4.2	Prospectus, dated November 27, 2012, in connection with the public offering of Omega of EUR 300,000,000 of 5.125% retail bonds due 2017.

Exhibit 4.3	Prospectus, dated April 23, 2012, in connection with the public offering of Omega of EUR 180,000,000 of 4.500% retail bonds due 2017 and EUR 120,000,000 of 5.000% retail bonds due 2019.

Exhibit 10.1	Consultancy Agreement, between Omega and Mylecke Management, Art & Invest NV, represented by Marc Coucke, dated November 5, 2014.